Exhibit 10.1

AMENDED AND RESTATED ADVISORY AGREEMENT
This agreement (“Agreement”) dated as of May 1, 2015 amends and restates that certain agreement made December1 , 2014 by and between Astrotech Corporation of Austin, Texas (“the Company or Astrotech”) and VC Holdings, Inc. of St. Petersburg, Florida (“Consultant”).

1.
Consultation Services. The Company hereby employs the Consultant, in its capacity as an independent contractor, to provide general business advisory services to Astrotech’s Senior Management, including but not limited to Thomas B. Pickens III (“Mr. Pickens”), in connection with one or more potential transactions. Such services will be performed solely by Ronald Cantwell (“Cantwell”), the sole shareholder of the Consultant. Mr. Cantwell and the Consultant have the power and authority to enter into this Agreement and this Agreement does not conflict with or breach any other agreement to which either of them is a party. The scope of such services will be defined Mr. Pickens.

2.	Term of Agreement. This Agreement commenced on December 1, 2014 and shall continue until terminated at the will of either party with 30 days prior notice.

3.
Time Devoted by Consultant. It is anticipated the Consultant will devote approximately 20 hours a week fulfilling its basic general business advisory services obligations under the Agreement. If at any time during the Term of Agreement, Cantwell determines the anticipated time requirement was excessive, he will discuss it with Mr. Pickens and upon mutual agreement as to a fair reduction, the monthly rate described in item 4. below will be adjusted accordingly.

4.
Payment to Consultant. The Consultant will be paid at a monthly rate of $15,000 for services performed under this Agreement, plus reimbursed for any pre-approved travel expenses or other out-of-pocket costs directly related to the engagement. Consultant will render a monthly invoice to the Company, in arrears. In addition to the monthly rate, solely at the discretion of Mr. Pickens and Astrotech, if a successful transaction is concluded in which the Consultant provided services hereunder and in the opinion of the Company, Consultant materially contributed to such success, and/or was required to devote substantially more than the anticipated 20 hours a week in order to meet objectives, a performance bonus could be paid. Any such performance bonus could be paid in cash or in such other form as determined solely at the discretion of Mr. Pickens and Astrotech. In its capacity as an Independent Contractor, the Consultant will be responsible for any and all taxes payable in connection with its performance of services under the Agreement.

5.
Place Where Services Will Be Rendered. It is anticipated the Consultant will perform most of the services at its offices at 155 8th Street North, St. Petersburg, Florida, but will be available for meetings or concentrated work sessions in Austin or such other locations as Mr. Pickens designates.

6.
Confidential Information. Cantwell has executed a Confidentiality Agreement with Astrotech dated November 17, 2014 and, as such, the Consultant recognizes any information received in connection with its performance of services under this Agreement will be treated in full confidence. Consultant agrees to be bound by the terms of such Confidentiality Agreement as if a party thereto.

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7.	Governing Law.

(a)	Choice of Law. The laws of the state of Texas shall govern this Agreement (without giving effect to its conflicts of law principles).

(b)	Choice of Forum. Both parties consent to the personal jurisdiction of the state and federal courts in Austin, Texas.

8.	Amendments. No amendment to this Agreement will be effective unless it is in writing and signed by each of the parties hereto.

9.	Assignment and Delegation.

(a)	No Assignment. The Consultant may not assign any of its rights under this Agreement, except with the prior written consent of the Company.

(b)	No Delegation. The Consultant may not delegate any performance under this Agreement, except with the prior written consent of the other party.

(c)	Enforceability of an Assignment or Delegation. If a purported assignment or purported delegation is made in violation of this section 9, it is void.

10.	Counterparts, Etc..

(a)	Counterparts. The parties may execute this Agreement in any number of counterparts, each of which is an original but all of which constitute one and the same instrument.

(b)
Electronic Signatures. This Agreement may be executed by a signature delivered by facsimile, email, or other electronic medium. These signatures must be treated in all respects as having the same force and effect as original signatures.

11.
Severability.If any one or more of the provisions contained in this Agreement is, for any reason, held to be invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability will not affect any other provisions of this Agreement, but this Agreement will be construed as if those invalid, illegal, or unenforceable provisions had never been contained in it, unless the deletion of those provisions would result in such a material change so as to cause completion of the transactions contemplated by this Agreement to be unreasonable.

12.	Notices.

(a)
Writing; Permitted Delivery Methods. Each party giving or making any notice, request, demand, or other communication required or permitted by this Agreement shall give that notice in writing and use one of the following types of delivery, each of which is a writing for purposes of this Agreement: personal delivery, mail (registered or certified mail, postage prepaid, return-receipt requested), nationally recognized overnight courier (fees prepaid), facsimile, or email.

(b)	Addresses. A party shall address notices under this section 12 to a party at the following addresses:

If to the Company:

Astrotech Corporation
401 Congress Avenue
Suite 1650
Austin, TX 78701
(512) 485-9530

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If to the Consultant:

VC Holdings, Inc.
c/o Ron Cantwell
155 8th Street N
St. Petersburg, FL 33701
thecgi@aol.com
(203) 249-3069

(c)	Effectiveness. A notice is effective only if the party giving notice complies with subsections (a) and (b) and is effective upon delivery of such notice to the recipient.

13.
Waiver. No waiver of a breach, failure of any condition, or any right or remedy contained in or granted by the provisions of this Agreement will be effective unless it is in writing and signed by the party waiving the breach, failure, right, or remedy. No waiver of any breach, failure, right, or remedy will be deemed a waiver of any other breach, failure, right, or remedy, whether or not similar, and no waiver will constitute a continuing waiver, unless the writing so specifies.

14.
Entire Agreement. This Agreement constitutes the final Agreement of the parties. It is the complete and exclusive expression of the parties’ Agreement about the subject matter of this Agreement. All prior and contemporaneous communications, negotiations, and Agreements between the parties relating to the subject matter of this Agreement are expressly merged into and superseded by this Agreement. The provisions of this Agreement may not be explained, supplemented, or qualified by evidence of trade usage or a prior course of dealings. Neither party was induced to enter this Agreement by, and neither party is relying on, any statement, representation, warranty, or Agreement of the other party except those set forth expressly in this Agreement. Except as set forth expressly in this Agreement, there are no conditions precedent to this Agreement’s effectiveness.

15.	Headings. The descriptive headings of the sections and subsections of this Agreement are for convenience only, and do not affect this Agreement’s construction or interpretation.

16.
Effectiveness. This Agreement will become effective when all parties have signed it. The date this Agreement is signed by the last party to sign it (as indicated by the date associated with that party’s signature) will be deemed the date of this Agreement.

17.
Further Assurances. Each party shall use all reasonable efforts to take, or cause to be taken, all actions necessary or desirable to consummate and make effective the transactions this Agreement contemplates or to evidence or carry out the intent and purposes of this Agreement.

18.
Return of Property. Within 10 days of the expiration or earlier termination of this Agreement, the Consultant shall return to the Company, retaining no copies or notes, all Company products, samples, models, property, and documents relating to the Company’s business including reports, abstracts, lists, correspondence, information, computer files, computer disks, and other materials and copies of those materials obtained by the Contractor during and in connection with his work with the Company. All files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork or creative work, notebooks, and similar items relating to the Company’s business, whether prepared by the Consultant or by others, remain the Company’s exclusive property.

19.	Nature of Relationship

(a)
Independent Contractor Status. The relationship of the parties under this Agreement is one of independent contractors, and no joint venture, partnership, agency, employer-employee, or similar relationship is created in or by this Agreement. Neither party may assume or create obligations on the other party’s behalf, and neither party may take any action that creates the appearance of such authority.

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(b)
The Company has the sole right to control and direct the means, details, manner, and method by which the Services will be performed. The Consultant shall perform the Services, and the Company is not required to hire, supervise, or pay any assistants to help the Consultant perform those services.

AGREED:
Astrotech Corporation
By: ___/s/ Eric Stober___________________________________
BY CONSULTANT ___/s/ Ronald Cantwell___________________

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